Exhibit 99.1
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re APPLIED MICRO CIRCUITS	)	LEAD CASE NO.: 5:06-cv-04269-JW
CORPORATION, INC. DERIVATIVE	)
LITIGATION	)	(Derivative Action)
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	)	CORRECTED NOTICE OF
	)	PROPOSED SETTLEMENT OF
	)	SHAREHOLDER DERIVATIVE
	)	ACTION AND HEARING THEREON
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This Document Relates To:	)
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ALL ACTIONS.	)
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TO:	SHAREHOLDERS OF APPLIED MICRO CIRCUITS CORPORATION, INC. (“AMCC”) WHO HELD COMMON STOCK AS OF JANUARY 28, 2008
PLEASE READ THIS NOTICE CAREFULLY.
THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF THIS SHAREHOLDER DERIVATIVE LITIGATION.
IF YOU ARE AN AMCC SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.
     YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Northern District of California (the “Court”), that a proposed settlement (the “Settlement”) has been reached between the parties in the above-captioned derivative litigation (the “Litigation”) brought on behalf of Applied Micro Circuits Corporations, Inc. (“AMCC” or the “Company”). The Individual Defendants are Anil Bedi, William E. Bendush, William K. Bowes, Jr., Cesar Cesaratto, Kenneth L. Clark, Laszlo Gal, Robert Gargus, R. Clive Ghest, Murray A. Goldman, Joel O. Holliday, Kambiz Hooshmand, Daryn Lau, Brent E. Little, Barbara Murphy, Faye Pairman, S. Atiq Raza, David M. Rickey, Fred Shlapak, Stephen Smith, Roger A. Smullen, Sr., Douglas Spreng, Arthur B. Stabenow, Ramakrishna Sudireddy, Julie H. Sullivan, Thomas Tullie, Harvey P. White, Brian Wilkie, Gregory A. Winner, and David B. Wright. The Litigation was brought derivatively on behalf of AMCC to recover damages allegedly caused to AMCC by the Individual Defendants’ alleged breaches of fiduciary duties, corporate waste, gross mismanagement, breach of contract, and violations of Cal. Corp. Code §25402 and §§14(a) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”) in connection with AMCC’s historical stock option practices and accounting therefor.
     The terms used herein are consistent with the terms defined in the Stipulation of Settlement, which is on file with the Court.

     Under the Settlement, which is subject to Court approval, AMCC will adopt specified material corporate governance measures and procedures which it will keep in place for at least ten years, unless otherwise required by law, regulation or exchange listing requirements.
     If approved by the Court, the Settlement will result in the final dismissal with prejudice of the Litigation.
     A hearing (the “Settlement Hearing”) will be held by the Court in Courtroom 8, on the fourth floor of the United States District Court for the Northern District of California courthouse located at 280 South 1st Street, San Jose, California, 95113 on May 5, 2008 at 9:00 a.m. to determine whether the proposed Settlement is fair, reasonable and adequate, whether judgment should be entered giving final approval to the Settlement and dismissing the Litigation with prejudice, and whether the application of Plaintiffs’ Counsel (as defined in paragraph 3 below) for an award of attorneys’ fees and reimbursement of expenses should be granted.
No Claims Procedure: This case was brought to protect the interests of AMCC’s current shareholders. Its successful prosecution will result in change to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.
Background
     On July 11, 2006, plaintiff Pinchus Berliner filed the first shareholder derivative action, and on August 15, 2006, plaintiff Francesco Ciabatti filed the second shareholder derivative action. On September 5, 2006, the court consolidated the actions under the caption In re Applied Micro Circuits Corporation, Inc. Derivative Litigation ( the “Litigation”). On October 5, 2006, plaintiffs filed a Consolidated Amended Shareholder Derivative Complaint (the “Complaint”), which alleges the following claims:
(1)	violations of Section 14(a) of the Exchange Act against all defendants;

(2)	violations of Section 20(a) of the Exchange Act against certain defendants.

(3)	an accounting;

(4)	breach of fiduciary duty and/or aiding and abetting of the same against all defendants;

(5)	constructive trust against all defendants;

(6)	corporate waste against all defendants;

(7)	gross mismanagement against all defendants;

(8)	unjust enrichment and breach of the duty of loyalty against certain defendants;

(9)	recission against certain defendants;

(10)	breach of contract against certain defendants;

(11)	violation of California Corporation Code §25402 against certain defendants; and

(12)	breach of fiduciary duties for insider selling and misappropriation of information against certain defendants.

     As part of the settlement process, AMCC made available, subject to provisions of confidentiality, information and documents relating to AMCC. Plaintiffs in this Action analyzed the information and documents beginning in June 2007.
     On November 30, 2006, defendants filed various motions to dismiss. These Motions have been fully briefed but not adjudicated by the Court. After the motions were filed, the Parties engaged in extensive negotiations resulting in this settlement. The Parties believe that it is in the best interests of AMCC and its shareholders to resolve the Litigation as set forth herein.
The Settlement
     Based on their review and analysis of the relevant facts and controlling legal principles, and their review and analysis of information related to the claims, including confirmatory discovery, and repeated telephonic meetings and negotiations with counsel to the Company, Plaintiffs’ Counsel have concluded that the terms and conditions of this Settlement are fair, reasonable and adequate, and beneficial to and in the best interests of Plaintiffs and AMCC. Plaintiffs have agreed to settle the Litigation pursuant to the terms and provisions of the Stipulation of Settlement, as described herein, after considering the substantial benefits that AMCC and its shareholders have received and will receive pursuant to this Settlement.
     Defendants deny all liability or wrongdoing with respect to any and all of the claims alleged in the Litigation, including all claims alleged in the Complaint, but consider it desirable that the Litigation be settled, subject to the terms and conditions herein, because they believe that it is desirable that the Litigation be fully settled in the manner and upon the terms and conditions set forth in this Stipulation in order to limit further expense, inconvenience and distraction to AMCC’s business resulting from protracted litigation.
     The Settlement is conditioned, among other things, upon the entry of orders dismissing the action with prejudice and Judgment in the Litigation and releasing all claims asserted derivatively on behalf of AMCC in the litigation In re Applied Micro Circuits Corporation Shareholder Derivative Litigation, Case No. 1:06:-CV-069540 that is currently pending in the California Superior Court, County of Santa Clara. The Settlement will not become effective until such Judgment has been entered and has become final and non-appealable.
Terms Of The Proposed Settlement
     The full terms and conditions of the Settlement are set forth in the Stipulation of Settlement, dated as of January 28, 2008 (the “Stipulation”), which is on file with the Court. The following is a summary of the Stipulation:
     1. AMCC acknowledges that the Settlement provides substantial benefits to AMCC.
     2. As further consideration, the Company will adopt the corporate governance changes negotiated by Plaintiffs’ Counsel, as set forth in Exhibit A attached to the Stipulation of Settlement, and shall keep such corporate governance changes in effect for at least ten years, unless otherwise required by law, regulation or exchange listing requirements.
     A non-exhaustive summary of the negotiated corporate governance changes include, among others, a reduction in the automatic grant of options that eligible Non-Employee Directors receive and changes in the Compensation Practices such that the Company will comply with the “clawback” provision of Section 304 of the Sarbanes-Oxley Act. Further, the Company has altered its Insider Trading Policy and Guidelines with Respect to Certain Transactions in Company Securities (“Insider Trading Policy”). Additionally, AMCC has designated an Insider Trading Compliance Officer who has developed and currently oversees a comprehensive trading program designed to ensure compliance with the Company’s trading policy. The Company’s Compensation Committee is and must continue to be comprised solely of independent directors.

     3. If this Stipulation of Settlement is approved by the Court, Wolf Haldenstein Adler Freeman & Herz LLP, Gainey & McKenna, and Jacob T. Fogel (“Plaintiffs’ Counsel”) intend to apply to the Court for an award of attorneys’ fees and expenses at the Hearing in the amount of $905,000.00. AMCC has agreed not to contest a fee application in this amount, subject to Court approval.
The Hearing
     The Settlement Hearing will be held on May 5, 2008 at 9:00 a.m. before the Honorable James Ware, in Courtroom 8 on the fourth floor of the United States District Court for the Northern District of California courthouse located at 280 South 1st Street, San Jose, California 95113 for the purpose of (1) determining whether the proposed Settlement is fair, reasonable, adequate, and in the best interests of AMCC and its shareholders, and should be approved by the Court, and whether final judgment should be entered dismissing the Litigation with prejudice, as provided in the Stipulation; and (2) considering the application of Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of expenses. The Hearing may be adjourned from time to time by the Court without further notice other than by announcement at or before the Hearing.
     Any current shareholder who held AMCC common stock as of January 28, 2008, and who continues to hold such shares may appear at the Settlement Hearing and be heard as to whether (i) the proposed Settlement should be approved and the Litigation dismissed with prejudice; and/or (ii) the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of expenses should be granted; provided, however, that no such person shall be heard unless, no later than 15 days prior to the Settlement Hearing, his or her objection or opposition is made in writing and is filed with the Court, together with copies of any supporting paper and briefs upon which he or she intends to rely and a sworn statement attesting to the date of purchase by such person of his or her AMCC common stock and documentation of his or her continued ownership thereof. In addition, such person shall serve and show due proof of service, on or before the aforesaid date, of copies of such objection or opposition, supporting papers and briefs, and sworn statement of purchase and continued ownership upon each of the following counsel:

Rachele R. Rickert, Esquire	D. Anthony Rodriguez, Esquire
WOLF HALDENSTEIN ALDER FREEMAN & HERZ LLP	MORRISON & FOERSTER LLP
750 B. St., Ste 2770	425 Market St.
San Diego, CA 92101	San Francisco, CA 94105

Timothy A. Horton, Esquire	Daniel W. Turbow, Esquire
McKENNA LONG & ALDRIDGE LLP	WILSON SONSINI GOODRICH & ROSATI P.C.
750 B St., Ste. 3300	650 Page Mill Rd.
San Diego, CA 92101	Palo Alto, CA 94034
     Any shareholder who does not make his or her objection or opposition in the manner provided herein shall be deemed to have waived any and all objections and opposition, and shall be forever foreclosed from making any objection or opposition to the fairness, reasonableness and adequacy of the proposed Settlement, and the request of Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of expenses.

Dismissal And Release Of Claims
     The full terms of the Dismissal and Release of Claims are set forth in the Stipulation. The following is only a summary.
     In consideration of the terms and conditions of this Stipulation of Settlement, upon the Effective Date, Plaintiffs in the Litigation, any other present stockholders of the Company (claiming by, through, in the right of, or on behalf of the Company), the Company (or any person claiming by, through, in the right of, or on behalf of the Company, by subrogation, assignment or otherwise) will completely discharge, settle, dismiss with prejudice on the merits, and release the Released Persons of and from the Released Claims. The Released Claims are defined to include all claims asserted in any of the Litigation or any claims which relate to the facts, transactions, occurrences, acts or failures to act alleged in the Litigation, with certain enumerated exceptions, including claims relating to existing written contracts, advancement of legal fees and expenses and/or indemnification, contribution, and related matters. The full terms of the Released Claims (and the exceptions thereto) are set forth in the Stipulation.
     In consideration of the terms and conditions of the Stipulation of Settlement, upon the Effective Date, each of the Individual Defendants will completely discharge, settle, dismiss with prejudice on the merits, and release (i) the Company, its present and former officers, directors, and employees, and their respective attorneys, executors, administrators, legal representatives, heirs, transferees, successors in interest, assigns, parents, and subsidiaries, (ii) Plaintiffs in the Litigation and their respective executors, administrators, legal representatives, heirs, transferees, successors in interest, and assigns, and (iii) Plaintiffs’ Counsel of and from the Released Claims, with certain enumerated exceptions, as described in part above and in full in the Stipulation.
Examination Of Papers And Inquiries
     For a more detailed statement of the matters involved in this Litigation, reference is made to the pleadings, to the Stipulation and to other papers filed in the Litigation, which may be inspected at the United States District Court for the Northern District of California courthouse located at 280 1st Street, San Jose, California 95113, during business hours of each business day. Any inquiries concerning this Litigation should be addressed in writing to Plaintiffs’ Counsel:
Rachele R. Rickert, Esquire
WOLF HALDENSTEIN ALDER
FREEMAN & HERZ LLP
750 B St., Ste 2770
San Diego, CA 92101
PLEASE DO NOT ADDRESS INQUIRIES TO THE COURT
Dated: March 12, 2008

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